SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

January 24, 2008

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2008, Natural Nutrition, Inc., a Nevada corporation (the “Company”) entered into an Agreement (the “Agreement”) with Global Virtual Opportunities (“Global”) pursuant to which Global shall design and implement a user-friendly, business to consumer affiliate website for the Company whereby the Company’s clients will be able to order and to pay for various nutrition products sold by the Company and to receive promotional materials related to product offerings in consideration for to payment by the Company to Global of Five Thousand Dollars ($5,000) per calendar month during the term of the Agreement (“Base Fee”). Global shall also receive an amount equal to ten percent (10%) of the gross sales directly generated by a designated subsidiary of the Company from sales of products from the e-commerce system and the affiliate system developed by Global as described in the Agreement (the “Affiliate System” and together with the e-commerce system, the “Systems”) during the prior calendar month, less (a) such subsidiary’s costs of goods for such period (actual costs incurred by the Company’s affiliated manufacturing arm in connection with the manufacture of such goods (without regard to any expenses related to overhead) plus twenty-seven percent (27%), (b) $10,000 (which amount reflects the Base Fee plus an additional $5,000 management fee payable by such subsidiary to the Company each month) and (c) commissions paid to affiliates under the Affiliate Program during the prior calendar month. In addition, for each of the calendar quarters ending on June 30, 2008, September 30, 2008 and December 31, 2008, in which (a) the gross sales directly generated from sales of products from the Systems for such quarter exceeds $5,000,000, or (b) the net profit before taxes directly from sales of products from the Systems for such quarter exceeds $1,000,000, Global shall be granted warrants to purchase 750,000 shares of common stock of the Company at $0.05 per share, exercisable at any time during the three (3) year period after the granting of such warrant. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On January 30, 2008, the Company issued a press release announcing a forward split of its common stock whereby each stockholder of record as of February 8, 2008 (the “Record Date”) shall receive one (1) additional share of common stock for every four (4) shares owned as of the Record Date. The forward split involves a mandatory exchange of all stock certificates held by all stockholders of record on the Record Date whereby such stockholders shall be instructed to surrender their stock certificates to the Company’s transfer agent in exchange for new share certificates evidencing the additional shares. The Company will distribute detailed instructions via mail to all stockholders of record on or about the Record Date. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

Exhibit	Description	Location

10.1	Agreement, dated January 24, 2008, by and between Global Virtual Opportunities and Natural Nutrition, Inc.	Provided herewith

99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL NUTRITION, INC.

Date: February 1, 2008	By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer